Exhibit 10.6

GREENMAN TECHNOLOGIES, INC.
7 KIMBALL LANE, BUILDING A
LYNNFIELD, MA 01940

Account holder's name and address: "I" means the account holder named above. If there is more than one, "I" means all account holders jointly and each account holder separately.

Date: 11-09-2010

Assignment of deposit or share account: For value received, I assign and transfer to you, and I give you a security interest in the following account(s): CERTIFICATE #28838 THE AMOUNT OF $300,000.00 and any renewals or substitutions. These account(s) will be referred to as the collateral in the rest of this agreement. The collateral is held with: IOWA STATE BANK which will be referred to as the depository in the rest of this agreement. The collateral includes all funds now in the accounts listed plus all additions of any kind and from any source, made at any time before the release of this agreement in writing.

Secured debt(s): This agreement is made to secure the payment of:

|_|	all present and future debts, of every kind and description which:

may now or hereafter owe to you, no matter how or when these debts arise. (We intend this paragraph to be very broad. For example, "debts" include loans or credit purchases, made by or transferred to you, as well as debts arising from any other relationship such as check overdrafts, forgeries, or returned deposits. These also include debts arising from any capacity [maker, co-maker, endorser, surety, guarantor].) If more than one person or entity is listed, then all joint and separate debts of all those listed are secured.

|X|	the following described debt(s), plus all extensions, renewals, modifications and substitutions: NOTE #67777

IOWA STATE BANK 5 EAST CALL STREET ALGONA, IA 50511 Secured party's name and address: "You" means the secured party named above, your successors and assigns.

Additional terms: The following terms are also part of this agreement:
(1)	This agreement will last until you release it in writing, and you are not required to release it until the secured debts are paid in full.
(2)	While this agreement is in effect, neither I nor anyone else (except you, the secured party) can withdraw all or any part of the collateral.
(3)	No joint owner, beneficiary, surviving spouse or representative of my estate gets any rights in the collateral in the event of my death or incapacity until the secured debts are paid in full.
(4)
You have the right to withdraw all or any part of the collateral and apply the withdrawal toward the payment of the secured debt(s). even if the withdrawal causes a penalty. If a secured debt is in default you can exercise this right without any notice to me or my consent (unless such notice or consent is required by law and cannot be waived). You have the right to sign my name (or sign your name as my attorney in fact) to exercise the rights given to you in this agreement.

(5)
I represent and promise that no other person or entity has any rights in the collateral that have priority over those I am giving you here and that no part of the collateral is exempt or protected by law from this

(6)
The rights and remedies I am giving you here are in addition to any stated in any other agreements. If there is more than one debt secured, more than one type of collateral (including collateral outside of this agreement) or more than one debtor liable, it is entirely in your discretion as to the order and timing of remedies you select.

(7)
I neither assume nor am excused from personal liability for any of the secured debts merely by making this agreement: my personal liability will be determined by referring to other documents. I do assume personal liability for the warranties and representations made in this agreement.

(8)	A debt secured by this agreement (whether specifically listed or not) includes all sums that could possibly be due under the debt.
(9)	I specifically request and direct the depository to honor and accept this agreement and its terms.

Signature(s) of account holder(s): By signing here we accept the terms of this agreement and acknowledge receipt of a copy. GREENMAN TECHNOLOGIES, INC.
/s/ Charles E. Coppa
CHARLES E. COPPA, CHIEF FINANCIAL OFFICER

Notice to depository:

Date:   11-09-2010

To:      IOWA STATE BANK

|_| This confirms our oral notice dated:

Please take notice of this agreement. Please confirm your receipt of this notice and your acceptance of its terms by completing the acknowledgement portion and returning a copy to the secured party.

By: JASON WARTICK

                                                                          For the secured party

Acknowledgement by the depository:

Date:

To:    IOWA STATE BANK
5 EAST CALL STREET
ALGONA, IA 50511

We have received your notice of this agreement. We agree that no account holder or any other person (other than you, the secured party) has any right to make any withdrawals from the collateral until this agreement is released in writing by you.

By:

                                                                          For the secured party

Release by secured party:

Date:

To:    IOWA STATE BANK

This is to advise you that the assignment and security interest in the collateral described above has been released and the original certificate, or passbook or other evidence of the collateral (if any) has been returned to the account holder(s).

By:

                                                                          For the secured party

© 1989 BANKERS SYSTEMS. INC., ST. CLOUD. MN 56302 (1-800-397-2341) FORM M-160 8/17/89	(page 1 of 1)